UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------

        Date of report (Date of earliest event reported): April 23, 2004

                         NORTH CENTRAL BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

            Iowa                     0-27672                     42-1449849
(State or other jurisdiction       (Commission                 (IRS Employer
  of incorporation)                File Number)               IdentificationNo.)

 c/o First Federal Savings Bank of Iowa, 825 Central Avenue, Fort Dodge, Iowa
                                     50501
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (515) 576-7531

                                 Not Applicable
          (Former name or former address, if changed since last report)

Items 1 through 4.  Not applicable.

Item 5.     On April 23, 2004, at North Central Bancshares, Inc.'s 2004
            Annual Meeting of Shareholders (the "Annual Meeting") and effective immediately, Craig A. Barnes, a director of North Central Bancshares, Inc. (the "Company"), the holding company of First Federal Savings Bank of Iowa (the "Bank"), retired from the Company's board of directors. Mr. Barnes had been a director of the Company since 2001.

            Also at the Annual Meeting, and effective immediately, the Company's shareholders elected two new members, C. Thomas Chalstrom and Randall L. Minear, to serve on the Company's board of directors.

            Mr. Chalstrom has been employed by the Bank since 1985, was named Executive Vice President in 1994, and was named Chief Operating Officer of the Bank in 1998.

            Mr. Minear is the President of Terrus Real Estate Group, located in Des Moines, Iowa. He formerly served as the Director of Corporate Real Estate for The Principal Financial Group and as President of Principal Real Estate Services, a subsidiary of The Principal Financial Group.

            Mr. Minear was also appointed to serve on the Company's Personnel and Compensation Committee and Executive Committee. Mr. Chalstrom was appointed to serve on the Company's Executive Committee.

            At the Annual Meeting of First Federal Savings Bank of Iowa, and effective immediately, C. Thomas Chalstrom was elected President of the Bank. Mr. Chalstrom is also the Chief Operating Officer of the Bank.

Item 6.     Not Applicable.

Item 7.     Financial Statements and Exhibits

      (a)   No financial statements are required to be filed with this report.

      (b) No pro forma financial information is required to be filed with this report.

      (c)   Exhibits: None.

Items 8 through 12.  Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          NORTH CENTRAL BANCSHARES, INC.



                          By:    /s/ David M. Bradley
                                 --------------------
                          Name:  David M. Bradley
                          Title: Chairman, President and Chief Executive Officer

Date: April 23, 2004